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                                                                    EXHIBIT 10.6

                       EXCLUSIVE DISTRIBUTORSHIP AGREEMENT


         This Exclusive Distribution Agreement ("AGREEMENT") is made as of July 1, 2002, by and between VirtGame Corp., a Delaware corporation ("VIRTGAME") and Las Vegas Dissemination, Inc., a Nevada corporation doing business as Las Vegas Dissemination Company ("DISTRIBUTOR").

                  WHEREAS, VirtGame is in the process of developing, and has been marketing, ail in-house race and sports book system (currently referred to as PrimeLineRaceBook and PrimeLine Sports Book and collectively, the "RACE & SPORTS SYSTEM") as well as ancillary and additional products (I.E., VirtgameSP, VirtBorderControl, VirtCasino, VirtLottery) (collectively, the Race & Sports System and other products shall be referred to as the "PRODUCTS");

                  WHEREAS, Distributor provides pari-mutuel race hub services and markets equipment and/or products to its customers in certain marketplaces that are core to its business (the "TERRITORY"), as more completely set forth in SCHEDULE B hereto and incorporated herein by this reference;

                  WHEREAS, Distributor has expertise in race and sports book system design, and a vast network of customers that could become customers of the Products;

                  WHEREAS, VirtGame and Distributor are desirous of entering into an exclusive distributorship agreement for Distributor to exclusively market the Race and Sports System and for VirtGame to license the same, on a non-exclusive basis, to Distributor's present and prospective customers (collectively, the "CUSTOMERS") and for the Territory, upon the terms and conditions set forth herein;

                  WHEREAS, VirtGame further desires to compensate Distributor based on sales and licensing of other Products to Customers;

                  NOW, THEREFORE, for and in consideration of the mutual promises made hereafter and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties herein agree as follows:

          1. DISTRIBUTOR APPOINTMENT. Upon the following tern-is and conditions, VirtGame hereby appoints Distributor as its exclusive distributor in the Territory for the Race and Sports System during the therein hereof. VirtGame shall not market or sell the Race and Sports System in


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the Territory (except as approved by Distributor), nor shall VirtGame intentionally or negligently enable any third party distributor to market or sell the Race and Sports System in the Territory, during the term hereof VirtGame also hereby permits Distributor to market and promote its other Products, on a non-exclusive basis, to Customers.

         2. DISTRIBUTOR RESPONSIBILITIES. During the term of' this Agreement, Distributor shall do the following:

                  2.1 Hold in the strictest confidence during the term of this Agreement and at all times thereafter any and all information of a confidential nature obtained regarding VirtGame's business or affairs, including, but not limited to, customer lists and data regarding the design and/or methods of manufacture of VirtGame's Products, and not to disclose in any manner directly or indirectly such information to any entity, person, partnership or corporation (which obligation shall survive termination of this Agreement) except as required by law or court order, or as may be provided to a third party consultant in an effort to adapt the Products to Distributor's service or system (any such disclosure to a third party shall only be after said third party has entered into a confidentiality agreement in substantial conformity to the form document attached hereto as Schedule C and incorporated herein by this reference, except for the changes needed to make sure that the form correctly reflects the true nature of the anticipated relationship between the underlying consultant and Distributor and/or VirtGame). In the event any party receives a request to disclose any Confidential Information under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or a governmental body, such party shall (i) immediately notify the party that furnished such Confidential Information of the existence terms and circumstances surrounding such request, (ii) consult with such party on the advisability of taking legally available steps to resist or narrow such request, and (iii) exercise reasonable best efforts, at the expense of the party subject to a request to produce Such Confidential Information, to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the Confidential Information as may be disclosed.

                  2.2 Use its reasonable efforts to assist VirtGame in completion of the Race & Sports System, including technical, software, and race book managerial advice on the best methods for completing and refining the Race & Sports System.

                  2.3 Use its reasonable efforts to actively market and promote the nonexclusive licensing of the Race & Sports System to Customers in the Territory as well as to promote their use of the other Products. To this end, Distributor shall provide monthly summaries of the operators contacted and the progress of any negotiations.


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                  2.4 Use its reasonable efforts to maintain an adequate sales organization and to provide for adequate assistance to customers that acquire the Race and Sports System.

                  2.5 Use its reasonable efforts to maintain an adequate technical staff and to provide for adequate maintenance of the Race and Sports System hardware and assistance to customers that acquire the Race and Sports System (Distributor shall not have any maintenance obligation for Products other than the Race & Sports System).

                  2.6 Maintain at all times adequate service and repair facilities for the Race and Sports System, including spare parts, all as agreed to by VirtGame and Distributor.

                  2.7 Use its reasonable efforts to assist VirtGame's representatives with regard to the Territory and how to expand VirtGame's share of the marketplace for the Products in the Territory.

         3. VIRTGAME RESPONSIBILITIES. During the term of this Agreement, VirtGame shall do the following:

                  3.1 Complete the Race & Sports System, with consultation and assistance from Distributor, in as expeditious a -fashion as possible. In performing this obligation, VirtGame shall employ adequate staff and devote significant time to completing, the race book portion of the system, enabling the system to communicate with a variety of terminals currently in use in the Territory, and refining the Race and Sports System capabilities and management screens in a mariner worked out with Distributor to reflect the demands of the potential Customers.

                  3.2 License the Products as follows:

                           3.2.1 one copy of each Product requested by
Distributor to Distributor at no charge to be used by Distributor to market the Products to Customers; and

                           3.2.2 to Customer(s), in connection with VirtGame
(and/or Distributor in the case of Race & Sports System) entering into an agreement with said Customer(s), at a fee structure in accordance with Schedule A hereto.

                  3.3 Deliver to Distributor any Products that are validly licensed to Customers and/or Distributor pursuant to the terms of this Agreement that Distributor is required to install or maintain in as expeditious a time frame as is reasonable given current circumstances at VirtGame.


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                  3.4 Provide Distributor with accurate, up-to-date, and
comprehensive marketing brochures and operating manuals related to the Products, and assist Distributor, at the request of Distributor, with any regulatory approval that may be required within the Territory.

                  3.5 Upon request from Distributor, provide training for Distributor's personnel relating to the operation and maintenance of the Products. At no cost to Distributor, VirtGame shall provide training and assistance to Distributor's technical and marketing personnel upon completion of the Race & Sports System and during the first installation of tile Products to a Customer. Additionally, Distributor shall have the right to have VirtGame provide training to Distributor's personnel, upon Distributor's request and at no charge, during the term hereof.

                  3.6 Upon the request of Distributor, cooperate with any jurisdictional gaming, racing, or vendor licensing that Distributor shall be required to obtain related to the Products in any portion of the Territory.

                  3.7 Upon the request of Distributor, diligently provide upgrades and/or modifications to the Products that are being requested by Customers. The Distributor shall receive from VirtGame the Products in their most updated and complete form. As VirtGame develops advancements to the Products and makes those advancements available to its customers, all said advancements shall be made available to Distributor for its Customers at no additional cost (but subject to the revenue distribution in Schedule A).

                  3.8 Use its reasonable efforts to enable any products developed by or for Distributor to be made compatible with the Race & Sports System or other Products.

         4. PAYMENT TERMS; SECURITY INTEREST; RESALE. All fees for the Products set forth in SCHEDULE A hereto or otherwise shall be based on a net thirty (30) days from the date of receipt by VirtGame and/or Distributor as the collector for VirtGame of payment from a Customer, Any fee payments due and payable from VirtGame to Distributor and not paid within ten (10) days after the date due, shall bear interest from the due date at an annual rate equal to the lesser of:
(a) eighteen percent (18%); or, (b) the highest rate permissible under the law. VirtGame shall bear the risk of loss from any cause whatsoever until the Products are delivered to Distributor at its location. Distributor may determine the non-exclusive licensing fees, but VirtGame, in accordance with applicable law, reserves the right, at any time, to set suggested licensing fees for the non-exclusive licensing of the Products.

         The parties agree that for all contracts/license agreements with Customers that Distributor is entitled to share in the revenue pursuant to Schedule A hereof or otherwise, all billings to Customers shall be made payable jointly to VirtGame and Distributor and shall be remitted to Distributor at its location. Distributor shall endorse all Customer payments over to VirtGame upon receipt of payment from VirtGame to Distributor in an amount equal to


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Distributor's share in the revenue attributable to the Customer payment. In the event VirtGame receives a payment, it shall immediately forward the same to Distributor, and follow the procedures in the preceding sentence. Distributor agrees that it shall review this payment policy with VirtGame upon the one-year anniversary of this Agreement.

         5. TERM. This Agreement shall be for a term commencing on July 1. 2002 and continuing in full force and effect through and including December 31, 2007, unless earlier terminated pursuant to the terms hereof Distributor shall have the option of extending this Agreement for and additional five (5) year term upon written notice to VirtGame prior to the expiration of the initial term so long as (i) total revenue from Customers for the Products exceeds $5,000,000 during the initial term, or (ii) Products are placed in at least 25 separate Customer locations (each casino being deemed a separate location, even if commonly owned) during the initial term. Notwithstanding the foregoing, VirtGame shall have the option to terminate this Agreement (a) on the date that is eighteen months from the date that VirtGame and Distributor agree that the Race & Sports System is completed and ready for distribution to Customers if total revenue from Customers for the Products does not exceed $1,000,000, or Products are not placed in at least 6 separate Customer locations, and (b) on the date that is thirty months from the date that VirtGame and Distributor agree that the Race & Sports System is completed and ready for distribution to Customers if total revenue from Customers for the Products does not exceed $2,000,000, or Products are not placed in at least 11 separate Customer locations. Distributor shall have the right to terminate this Agreement in the event (1) it determines, in its reasonable discretion, that VirtGame cannot complete the Race & Sports System in either a satisfactory time frame or at a quality standard acceptable to its Customers, or (2) the parties do not complete and execute agreements for a development license, consulting for outside tile Territory, and stock options on or before August 15, 2002. Upon the termination of this Agreement and for three (3) years thereafter, VirtGame shall not extend service, market, or otherwise make the Race and Sports System available, except through Distributor, to any Customer that has licensed the Race and Sports System in accordance with the terms hereof.

         6. PROPRIETARY RIGHTS AND CONFIDENTIALITY. Except as properly in the possession of Distributor prior to the date of this Agreement or as otherwise contained herein, all information, know-how, programming, software, trademarks, trade secrets, plans, drawings, specifications, designs and patterns furnished or created by VirtGame or by agents or contractors of VirtGame (other than Distributor) and any and all property rights embodied therein are and shall remain the sole property of VirtGame and neither Distributor nor any other party shall have or acquire any interest therein except as required by law or pursuant to a court order. Distributor shall at all times, whether during the term of this Agreement or subsequent thereto, honor, maintain and protect the confidentiality and secrecy of any confidential information related to the Products that VirtGame may disclose to Distributor or its agents in writing. The above clauses shall apply to confidential information received by Distributor


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and designated by VirtGame in writing at the time of disclosure as confidential.
Obligations of confidentiality shall not apply to information in the public domain, rightfully acquired from a third party, already known or internally developed without breach of this Agreement. To the extent Distributor shall supply VirtGame with Proprietary Information, VirtGame shall comply with the same rules of confidentiality being applied to Distributor hereunder.


         7. WARRANTIES; INDEMNIFICATION.

                  7.1 VirtGame represents, warrants and covenants, to the best of its knowledge, that: (i) it is the creator of the Products described in this agreement (ii) it owns and shall own the Products, including all intellectual property rights therein under copyright, patent, trademark, trade secret, and other applicable law; (iii) to the extent that any third parties shall have any rights with respect to any portion of the Products, VirtGame has obtained any and all such third party rights and permissions which are required for the use of the Products; and (iv) it has not received as of the date of this Agreement, actual notice of any claim that the Products or the use thereof infringes any intellectual property right of any third party anywhere in the world or that any third party has any proprietary interest in or to the Products.

                  7.2 VirtGame shall indemnify and hold Distributor harmless from and against all claims, suits, demands, actions, judgments, penalties, damages, costs and expenses (including reasonable attorney's fees and costs), losses or liabilities of any kind arising from (i) a claim that the Products infringe a patent, copyright or other intellectual property tight of any other person anywhere in the world or (ii) a breach by VirtGame of the representations or warranties set forth in Section 7.1 of this Agreement; provided that Distributor shall (i) promptly notify VirtGame in writing of and keep VirtGame advised with respect to any such claim of infringement; (ii) provide to VirtGame all available information, assistance and authority to defend, and (iii) give sole control of the defense to VirtGame (including the right to select counsel) and the reasonable right to compromise and settle such suit or proceeding, except that Distributor shall have the right to approve any settlement offer made by or to VirtGame that would impose hardship on Distributor hereunder.

                  7.3 VirtGame does not warrant that the software will meet any Customer's needs, or that the operation of the software will be uninterrupted. VirtGame does represent that it shall diligently work to fix any defects to the Products that are reported to VirtGame.

                  7.4 Intentionally Deleted.


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         8. USE AND LICENSING OF TRADEMARKS. VirtGame hereby grants to
Distributor a non-exclusive, royalty free, limited license to use VirtGame's trademarks, copyrights and name (collectively, the "TRADEMARKS") used in connection with Distributor's performance hereunder solely for the purpose of this Agreement as is customary and necessary in the trade, which shall only be transferable to Customers who obtain rights in the Products pursuant to the terms of this Agreement. All use Distributor makes of the Trademarks shall inure to VirtGame's benefit. Distributor shall not use, or permit others to use, the Trademarks in any way other than the manner permitted herein. Distributor agrees that the level of quality of all Products and services offered by Distributor under the Trademarks and all related advertising, promotional and other uses of the Trademarks should be similar to the level of quality currently being rendered by VirtGame.

          9. INDEPENDENT CONTRACTOR. Notwithstanding any expressed or implied provision in this Agreement to the contrary, in no event is Distributor the agent or legal representative of VirtGame for any purpose whatsoever, and Distributor is expressly prohibited from acting in a manner that would allow any reasonable third-party to draw a conclusion to the contrary. Except as expressly set forth herein, Distributor is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of VirtGame or to bind VirtGame in any manner or thing whatsoever.

         10. CORPORATE REPRESENTATIONS AND WARRANTIES.

                  10.1 In addition to the representations and warranties otherwise provided for in this Agreement. Distributor represents, warrants and covenants to VirtGame as follows:

                            10.1.1 That Distributor is a corporation duly
organized, validly existing, and in good standing wider the laws of the state of Nevada.

                           10.1.2 The execution of this Agreement and the
consummation of all transactions contemplated hereunder on its part to be performed, (i) are within the authorized powers of Distributor; (ii) have been duly authorized by appropriate corporate action, (iii) will not conflict with, result in any breach of any of the provisions of, or constitute a default (or an event which upon the giving of any required notice or lapse of time would constitute a default) under Distributor's bylaws or the provisions of any agreement, court or administrative order, consent, decree or other instrument to which Distributor is a party, or violate the rights of any third party, and (iv) the person executing this Agreement on behalf of Distributor has full right and power and authority to execute and deliver this Agreement as provided herein.



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                           10.1.3 This Agreement constitutes a legal, valid and
binding obligation of Distributor enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by Bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability or by statute.

                           10.1.4 There are no contracts of employment,
management, maintenance, service, supply or rental or other contracts or agreements, written or oral, to which Distributor is a party or which are binding on Distributor that is in conflict with this Agreement.

                           10.1.5 All representations of Distributor appearing
in other Sections of this Agreement are true and correct.

                           10.1.6 Distributor is in compliance with all legally
significant applicable federal, state and local laws and regulations and has obtained all necessary governmental approvals to enter into this Agreement and perform its obligations hereunder.

         10.2 In addition to the representations and warranties otherwise provided for in this Agreement, VirtGame represents, warrants and covenants to Distributor as follows:

                           10.2.1 That VirtGame is a corporation duly organized,
validly existing, and in good standing under the laws of the state of Delaware.

                           10.2.2 The execution of this Agreement and the
consummation of all transactions contemplated hereunder on its part to be performed, (i) are within the authorized powers of VirtGame, (ii) have been duly authorized by appropriate corporate action, (iii) will not conflict with, result in any breach of any of the provisions of, or constitute a default or an event which upon the giving of any required notice or lapse of time would constitute a default) under VirtGame's bylaws or the provisions of any agreement, court or administrative order, consent, decree or other instrument to which VirtGame is a party, or violate the rights of any third party, and (iv) the person executing this Agreement on behalf of VirtGame has full right and power and authority to execute and deliver this Agreement as provided herein.

                           10.2.3 This Agreement constitutes a legal, valid and
binding obligation of VirtGame enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by Bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability or by statute.


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                           10.2.4 There are no contracts of employment,
management, maintenance, service, supply or rental or other contracts or agreements, written or oral, to which VirtGame is a party or which are binding on VirtGame that is in conflict with this Agreement.

                           10.2.5 All representations of VirtGame appearing in
other Sections of this Agreement are true and correct.

                           10.2.6 VirtGame is in compliance with all legally
significant applicable federal, state and local laws and regulations and has obtained all necessary governmental approvals to enter into this Agreement and perform its obligations hereunder.

         11. DEFAULT; TERMINATION.

                  11.1 In addition and without prejudice to the rights and remedies available to the parties, either party (the "NON DEFAULTING PARTY") may terminate this Agreement upon the occurrence of any of the following events of default by the other party (the "DEFAULTING PARTY"), provided the Defaulting Party has been given written notice of such default ("NOTICE OF DEFAULT"):

                           11.1.1 If the Defaulting Party violates any material
obligation or covenant under the terms of this Agreement and has failed to cure the same to the reasonable satisfaction of the Non-Defaulting Party within thirty (30) days of first learning of such violation:

                           11.1.2 If the Defaulting Party becomes insolvent or
bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of its creditor, or bankruptcy, reorganization, arrangement or insolvency proceedings or other relief of debtors are instituted by or against Defaulting Party (and. if commenced on an involuntary basis, are not dismissed within 60 days);

                           11.1.3 If the Defaulting Party is informed that a
gaming regulatory authority within the United States having authority over either party shall require this Agreement to be terminated (and. upon which terms and conditions this Agreement shall be terminated as required by law or regulation or conditions imposed by the applicable gaming regulatory authority requiring such termination); or

                           11.1.4 If the Defaulting Party, or any officer,
director, or agent thereof, is charged, arraigned or convicted of violating any local, state, federal, international or other laws that would pose a threat to the Non Defaulting Party's ability to continue its gaming related operations, or in any other reasonable way poses a threat to the Non Defaulting Party's ability to continue its gaming-related operations.


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                  11.2 Upon the termination of this Agreement for a default of
Distributor pursuant to this Section:

                           11.2.1 All amounts owing by Distributor to VirtGame,
notwithstanding prior terms of sale, shall become immediately due and payable on or before the effective date of termination, subject to Distributor's right of setoff,

                           11.2.2 Distributor shall not engage in any activity,
which might imply or represent that it is an authorized VirtGame Distributor, and shall, at its sole expense, take all steps necessary to remove any listing in any telephone directory or other publication that it is an authorized VirtGame Distributor;

                           11.2.3 Distributor shall, at its sole expense,
discontinue the use of VirtGame's trademarks, trade names, labels, materials and signs beating the VirtGame name or any other trademark, service mark, or trade name of VirtGame and will remove such names and trademarks from letterheads, stationery and other forms used by Distributor and

                           11.2.4 Distributor shall discontinue all reference to
VirtGame in all of its marketing activities.

                           1.1.2.5 Notwithstanding anything herein to the
contrary, Distributor shall have the right to continue to service any Customers that are under contract for the Products at the time this Agreement is terminated for the remaining term of those Customer contracts. VirtGame shall continue to perform its obligations hereunder as it relates to those Customer contracts. In no event shall Distributor provide for a Customer contract beyond the term of this Agreement unless approved in writing by VirtGame.

                  11.3 Upon a default of the bankruptcy provisions of this Agreement by VirtGame, Distributor's license rights hereunder shall convert to a perpetual, Worldwide, irrevocable, paid-up, transferable, royalty-free license:
(i) to use, modify, enhance, and revise the Product software (including Source and object code), documentation and materials for providing race and/or sports services to Customers; (ii) to distribute Products to customers; and (iii) to prepare and have prepared derivative works of the Products and/or Product software for use in providing services to customers.

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         12. DISPUTES.

                  12.1 The parties agree that in the event of any claim. litigation or dispute arising under or out of this Agreement, or otherwise relating hereto or to the Products or Territory, or arising hereunder, by or between or affecting the parties hereto or any of said parties, any party hereto shall submit such claim, litigation, dispute or matter to binding arbitration in accordance with the provisions of this paragraph. The pat-ties agree that all matters shall be subject to binding arbitration pursuant to the rules of the American Arbitration Association. All parties expressly consent to such binding arbitration and further agree that any award of the arbitrator may be submitted to any federal district court having competent jurisdiction (the parties hereby consenting to the jurisdiction of the United States federal courts) to compel or enforce such arbitration award. In the event the Federal District Court denies jurisdiction after each party has aggressively sought such jurisdiction, all parties agree to submit to the state courts of Nevada for the sole purpose of enforcing the arbitration award.

                  12.2 In the event the arbitration provisions of this Agreement are invoked, each party shall choose one arbitrator within twenty (20) days from the date either party shall elect under this provision, and the two arbitrators so chosen shall choose a third arbitrator within twenty (20) days after the second of the two arbitrators has been chosen. The arbitrators shall be disinterested, impartial persons, and shall agree to be bound by the tern-is of the Agreement. The decision and/or ruling of a majority of the arbitrators shall be deemed the ruling of the arbitration.

                  12.3 The arbitrators shall hold an arbitration hearing within sixty (60) days after such appointment. The parties shall submit briefs and evidence in advance of the hearing as ordered by the arbitrators, and be entitled to take reasonable discovery on an expedited basis. The arbitrators shall allow each party to present that party's case, evidence and witnesses, if any, in the presence of the other party, and shall render an award within thirty
(30) days of the hearing, including a provision for payment of costs and expenses of arbitration to be paid by one or both of the parties to this Agreement, as the arbitrators deem just. The award of the arbitrators shall be binding on the parties to this Agreement and judgment may be entered on such award in any court having as provided above. The arbitrators sitting in any arbitration arising under and pursuant to this Agreement shall not have the authority or power to modify or alter any express condition or provision of this Agreement or to render an award that by its terms has the effect of altering or modifying any express condition or provision of this Agreement. The parties further agree that the arbitrators, if the arbitrators deem it necessary, shall be authorized to select and hire a certified public accountant to assist the arbitrators in receiving and examining the books and accounts of the parties to this Agreement, and the fees and costs of such certified public accountant shall be borne as the arbitrators may direct in the arbitrators' award.


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         13. MISCELLANEOUS.

                  13.1 ASSIGNMENT: This Agreement may not be transferred or assigned by either party without written consent of the other party, which consent shall not be unreasonable withheld. This Agreement shall inure to the benefit of the parties and their respective authorized legal representatives, successors and assigns and shall be binding upon VirtGame and Distributor and their authorized successors and assigns.

                  13.2 AMENDMENT: No provision of this Agreement may be amended or varied except by an agreement in writing signed by the parties hereto.

                  13.3 NO FIDUCIARY RELATIONSHIP CREATED HEREBY: It is understood and agreed by the parties hereto that this Agreement does not create any fiduciary relationship between Distributor and VirtGame and that nothing in this Agreement is intended to make any party related to this Agreement a general or special agent, legal representative, subsidiary, joint venturer, partner, employee or servant of any other party, for any purpose. Distributor's services are provided as an independent contractor to VirtGame, and VirtGame 's services are provided as an independent contractor of Distributor.

                  13.4 THIRD PARTIES: Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted transferees and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation of any third person to any of the parties hereto, nor shall any provision of this Agreement confer on any third person a right of subrogation or action over or against any of the parties hereto.

                  13.5 NOTICES: Any and all notices and demands to the parties hereto required or desired to be given hereunder shall be in writing and shall be given either (i) by delivery in person to the addresses set forth below, (ii) by delivery by a courier service keeping records of deliveries and attempted deliveries to such address as set forth below and, in either case, promptly confirmed, or (iii) by telecopy or similar facsimile transmission to the numbers set forth below. The names, addresses and telecopy numbers of the parties required to receive such notices and/or demands are:

         Distributor:           Las Vegas Dissemination, Inc.
                                3555 W. Reno Ave. Suite C
                                Las Vegas, Nevada 89118
                                Attn: Vice President and General Counsel
                                Telecopy No.: (702) 739-8137
                                Telephone No.: (702) 739-8781

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         VirtGame:              VirtGame Corp.
                                2980 South Rainbow Blvd., 9200-J
                                Las Vegas, Nevada 89146
                                Attention: President
                                Telecopy No.: (702) 318-2701
                                Telephone No.: (702) 318-2700

         Confirmation copies delivered by facsimile shall be deemed given upon confirmed transmission. Any party hereto may change its address and/or number for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other party hereto, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other party.

                  13.6 NON-WAIVER: The failure of either party to insist, in any one or more instances, upon performance of any of the provisions of this Agreement, or to take advantage of any of its rights hereunder, shall not operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right or power. Any waiver of any breach of this Agreement shall be limited to the particular instance and shall not operate to be deemed to waive any future breach nor shall any delay on the part of either party to act upon any breach be deemed a waiver thereof.

                  13.7 NO PARTY DEEMED DRAFTER: The parties acknowledge that they substantially and materially have contributed to the preparation of this Agreement and agree that neither of them shall be deemed the drafter of this Agreement, and that in the event this Agreement is ever construed by a court of competent jurisdiction, such court shall not construe this Agreement or any of its provisions against either of the parties as the drafter.

                  13.8 CAPTIONS: The captions and section headings contained herein are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

                  13.9 SEVERABILITY: If any term, provision or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions and conditions of this Agreement and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                  13.10 ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties hereto. No verbal agreement or implied covenant shall be held to vary tile provisions hereof, any statements, law or custom to the contrary notwithstanding. No promise, representation, warranty or covenant not included in this Agreement has been or is relied upon by either party. Each party has relied upon its own examination of this Agreement and the counsel of its own advisors. The failure or refusal of either party to read this entire Agreement or other related document, or to obtain legal or other advice relevant to this Agreement, constitutes a waiver of any objection or claim that might have been based upon such inspection or advice. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada.

                  13.11 TIME OF ESSENCE: Time is of the essence of this Agreement and all of the terms, provisions and conditions hereof.

                  13.12 COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same Agreement.

                  13.13 TIME OF PERFORMANCE: If the day specified in this Agreement for the performance of any obligation is not a business day, the day of performance of such obligation shall be extended until the next business day.

                  13.14 LEGAL FEES: If any dispute arising in connection with the transactions described in this Agreement leads either to litigation or arbitration, the prevailing party shall, in connection therewith, receive an award for the recovery of its reasonable and necessary legal fees and expenses from the non-prevailing, party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VIRTGAME CORP.                               LAS VEGAS DISSEMINATION, INC.


By:                    /S/                   By:                  /S/
         ------------------------------             ----------------------------

Name:         SCOTT A. WALKER                 Name:      JOHN M. SULLIVAN
         -------------------------------            ----------------------------

Title:        PRESIDENT & CEO                 Title:     V.P. & GENERAL COUNSEL
         -------------------------------            ----------------------------

                           SCHEDULE A ("LICENSE FEES")

         Of the modified gross revenues (as defined below) derived from Products within the Territory, VirtGame shall pay to Distributor the following:

         (i) for all contracts/license Agreements for a Race & Sports Systems (or any portion thereof), as well as all additional revenues derived from said contracts or agreements, forty percent (40%) of the modified gross revenues;
         (ii) for all contracts/license Agreements for Products that relate to the race and/or sports system industry (i.e., delivery systems, distribution systems. communication systems, etc.), as well as all additional revenues derived from said contracts or agreements, twenty-five percent (25%) of the modified gross revenues; and
         (iii) for all other contracts/license agreements, as well as all additional revenues derived from said contracts or agreements:

                           1. twenty-five percent (25%) of the modified gross revenues in instances where Distributor provided the sales lead, made contact with Customer on behalf of VirtGame., or otherwise assisted in procuring the deal;
                           2. ten percent (10%) of the modified gross revenues for all matters that do not fall within (iii) (1) above from the date total revenue from Customers for the Products exceeds $1.000,000, or Products are placed in at least 6 separate Customer locations and thereafter; and
                           3. zero percent (0%) of the modified gross revenues for all matters that do not fall within (iii) (1) above prior to the date total revenue from Customers for the Products exceeds $1,000,000, or Products are placed in at least 6 separate Customer locations.


         The parties agree that modified gross revenues shall equal gross revenues less the direct expenses for third party hardware and commercial software (i.e., SQL Server) licensing. The parties further agree that VirtGame should be allowed a reasonable direct software cost deduction for custom modifications that are requested by Customers in the calculation of modified gross revenues for those modifications. Finally, the parties agree that each transaction may bring unforeseen, exorbitant, or unusual charges to be borne by VirtGame or Distributor. The parties agree to discuss these matters on a case-by-case basis to determine if any of said costs should be included as reductions in the computation of modified gross revenues.

          VirtGame shall be obligated to supply, at its sole cost and expense, all hardware and software required for each Customer contract. Distributor shall assist in the installation of the Race & Sports System, and shall serve as the primary maintenance provider (both hardware and software) for cacti Race & Sports System.

          The distribution of revenues set forth above shall be inclusive of all revenues derived from each contract and/or license governed by this Agreement.

          VirtGame may develop additional products over time that benefit the pari-mutuel industry. VirtGame agrees to make available to Distributor, at the 1ee structure set forth herein, all future developed products, but subject to all of the applicable terms and conditions set forth in this Agreement. VirtGame shall timely notify Distributor of any such new product(s) and agrees to discuss Distributor's interest in marketing the same.

                            SCHEDULE B ("TERRITORY")


         1.       All entities and facilities in Nevada.

         2. The Distributor's current customers based outside of the State of Nevada

         3. Any entity entering into a pari-mutuel related agreement with Distributor in the future for so long as that entity maintains a current agreement with Distributor.

                   SCHEDULE C (FORM CONFIDENTIALITY AGREEMENT)

                            CONFIDENTIALITY AGREEMENT


         Agreement dated the ____ day of ______________, 20___ between ___________________ ________________________________("Company") and Las Vegas
Dissemination. Inc. and/or any affiliate ("LVDC").

         I. BACKGROUND. LVDC and Company intend to engage in discussions and negotiations concerning the establishment of a business relationship between them. In the course of such discussions and negotiations it is anticipated that either party may disclose or deliver to the other party certain of its trade secrets or confidential or proprietary information for the purpose of enabling the other party to evaluate the feasibility of such business relationship. The parties have entered into this Agreement in order to assure the confidentiality of such trade secrets and confidential or proprietary information in accordance with the terms of this Agreement. As used in this Agreement, the party disclosing Proprietary information (as defined below) is referred to as the Disclosing Party" and the party receiving such information as the "Recipient."

         II. PROPRIETARY INFORMATION. As used in this Agreement, the term Proprietary Information shall mean all trade secrets or confidential or proprietary information designated as such in writing by the Disclosing Party, whether by letter or by use of an appropriate stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed by the Disclosing Party to the Recipient, or which is disclosed in circumstances of confidence or which would be understood by the parties exercising reasonable business judgment at the time of disclosure to be proprietary. Notwithstanding the foregoing, information that is orally or visually disclosed to the Recipient by the Disclosing Party, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, shall constitute Proprietary Information if the Disclosing Party within thirty (30) days after such disclosure delivers to the Recipient a written document or documents describing such Proprietary Information and referencing the place and date of such oral or visual or written disclosure and the names of the employees or officers of the Recipient to whom such disclosure was made.

         III. DISCLOSURE OF PROPRIETARY INFORMATION. Without prior written authorization of the Disclosing Party, the Recipient will:

         Use such Proprietary Information only for the purpose for which it was disclosed and shall not use or exploit such Proprietary Information for its own benefit or for the benefit of another;

         Protect the Proprietary Information against disclosure to third parties in the same manner and with the same degree of care, but not less than a reasonable degree of care, with which it protects its confidential information of similar importance;

         Limit disclosure of Proprietary Information received under this Agreement to persons within its organization who have a need TO know such Proprietary information in the course of the performance of their duties and who are bound to protect the confidentiality of such Proprietary information.

         IV. LIMIT OF OBLIGATION. The obligations of the Recipient specified in paragraph III above shall not apply, and the Recipient shall have no further obligations, with respect to any Proprietary Information to the extent that such Proprietary Information.

                  A. Is generally known to the public at the time of disclosure (which recipient can prove by written evidence), or becomes generally known through no wrongful act of the Recipient.

                  B. Is in the Recipient's possession at the time of disclosure (which recipient can prove by written evidence), otherwise than as a result of the Recipient's breach of a legal obligation;

                   C. Becomes known to the Recipient through disclosure by sources other than the Disclosing Party (which recipient can prove by written evidence) having the legal right TO disclose such Proprietary Information;

                  D. Is independently developed by the Recipient without reference to or reliance upon the Proprietary Information; or

                  E. Is required to be disclosed by the Recipient to comply with applicable laws or government regulations, provided the Recipient provides prior written notice of such disclosure to the Disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

         Specific information disclosed in connection with the transaction described herein shall not be deemed to be within the public domain merely because it is in the scope of more general information in the public domain. Further, a combination of features shall not be deemed to be within the public domain merely because individual features are within the public domain.

         V. OWNERSHIP OF PROPRIETARY INFORMATION. The Recipient agrees that the Disclosing Party is and shall remain the exclusive owner of its Proprietary Information and all patent, copyright, trade secret, trademark and other intellectual property rights therein. No license or conveyance of any such rights to the Recipient is granted or implied Linder this Agreement. Nothing herein contained shall be constructed as a grant by implication, estoppel, or otherwise, of a license by either party to the other to make, have made, use or sell any product using Proprietary Information or as a license under any patent, patent application, utility model, copyright, maskwork right, or any other industrial or intellectual property right covering same.

         VI. RETURN OF DOCUMENTS. The Recipient shall, upon the request of the Disclosing Party, return to the Disclosing Party all drawings, documents and other tangible manifestations of Proprietary Information received by the Recipient Pursuant to this Agreement (and all copies and reproductions thereof.)

         VII. COMMUNICATIONS. Written communications requesting or transferring Proprietary Information under this Agreement shall be addressed only to the respective designees as follows (or to such designees as the parties may from time to time designate in writing):

[Company Name]                  LVDC
[Address]                       3555 West Reno Ave., Suite C
[City. State, ZIP]              Las Vegas, Nevada  89118
Attention:                      Attention: Vice President and General Counsel

         VIII. MISCELLANEOUS. This Agreement, with respect to the subject matter hereof, constitutes the entire agreement of the Parties and supersedes all prior agreements, written of oral, between the Disclosing Party and the Recipient. This Agreement may not be modified, changed or discharged, in whole or in part, except by an Agreement in writing signed by the Disclosing Party and the Recipient. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. The provisions of this Agreement are necessary for the protection of the business and goodwill of the parties and are considered by the parties to be reasonable for such purposes. The Recipient agrees that any breach of this Agreement will cause the Disclosing Party substantial and irreparable damages and, therefore, in the event of any such breach, in addition to other remedies that may be available, the Disclosing Party shall have the right to seek specific performance and other injunctive and equitable relief. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Nevada.

   (Company Entity Name)                        LAS VEGAS DISSEMINATION, INC




   By:                                          By:

   Name:                                        Name:

   Title:                                       Title: